Exhibit 99.C

Target Corporation

(Millions)

(Unaudited)

CREDIT CARD CONTRIBUTION OF CONTINUING OPERATIONS

	Three Months Ended
	May 1, 2004	July 31, 2004	October 30, 2004	January 29, 2005	Year Ended January 29, 2005
Revenues
Finance charges, late fees and other revenues	$251	$256	$264	$288	$1,059
Merchant fees
Intracompany	14	14	15	22	65
Third-party	20	23	26	29	98
Total revenues	285	293	305	339	1,222
Expenses
Bad debt	111	105	111	124	451
Operations and marketing	63	68	74	81	286
Total expenses	174	173	185	205	737

Pre-tax credit card contribution	$111	$120	$120	$134	$485

As a percent of total average receivables (annualized)	9.2%	10.3%	10.0%	10.2%	9.8%

ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Three Months Ended
	May 1, 2004	July 31, 2004	October 30, 2004	January 29, 2005
Allowance at beginning of period	$352	$349	$351	$363
Bad debt provision	111	105	111	124
Net write-offs	(114)	(103)	(99)	(100)
Allowance at end of period	$349	$351	$363	$387

As a percent of period-end receivables	7.4%	7.4%	7.4%	7.1%

SUPPLEMENTAL DATA

	May 1, 2004	July 31, 2004	October 30, 2004	January 29, 2005
Period-end receivables	$4,689	$4,716	$4,914	$5,456

Total past due as a percent of period-end receivables *	3.9%	3.8%	3.8%	3.5%

* Accounts with three or more payments past due.

	Three Months Ended
	May 1, 2004	July 31, 2004	October 30, 2004	January 29, 2005	Year Ended January 29, 2005

Total revenues as a percent of average receivables (annualized):	23.7%	25.0%	25.3%	25.7%	24.8%

Net write-offs as a percent of average receivables (annualized):	9.5%	8.8%	8.2%	7.6%	8.4%

Total average receivables	$4,798	$4,697	$4,821	$5,278	$4,927